AMENDMENT OF REVOLVING CREDIT LOAN AGREEMENT



            THIS AMENDMENT OF REVOLVING CREDIT LOAN AGREEMENT dated the day of 27th December, 1995 by and between CHEMICAL BANK, a New York banking corporation with offices at 395 North Service Road, Suite 302, Melville, New York 11747-3142 (the "Bank"), TII INTERNATIONAL, INC., a Delaware corporation with offices located at 1385 Akron Street, Copiague, New York 11726 (the "Borrower") and TII INDUSTRIES, INC., a Delaware corporation with offices located at 1385 Akron Street, Copiague, New York 11726 ("Industries").

            WHEREAS, the Bank, Borrower and Industries entered into a $8,000,000 Revolving Credit Loan Agreement dated January 31, 1995 (the "Loan Agreement"); and

            WHEREAS, the Borrower desires to enter into a Three Million Five Hundred Thousand Dollar ($3,500,000) lease financing transaction with ChemLease Worldwide, Inc. (the "Lease"); and

            WHEREAS, in connection with the Lease, the Guarantors are required to guarantee the Lease (the "Lease Guaranty"); and

            WHEREAS, the Borrower has requested that the Bank consent to the Lease and Lease Guaranty; and

            WHEREAS, the Bank has agreed to release the Borrower from the Pledge Agreement between the Bank and the Borrower dated January 31, 1995 (the "Release"); and

            WHEREAS, the Bank in consideration of consenting to the Lease and Lease Guaranty and granting the Release, has required an amendment to the Consolidated Tangible Net Worth Covenant in the Loan Agreement;

            NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

            1. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

            2. The Bank hereby consents to the Lease and the Lease Guaranty, and hereby agrees that the Lease and the Lease Guaranty shall not cause a breach or default of Sections 7.01, 7.02, 7.03 or 7.05 of the Loan Agreement, and the Bank hereby waives compliance with such Sections to permit the Lease and the Lease Guaranty. This waiver is limited specifically to the Lease and the Lease Guaranty and does not constitute, directly or by implication, a waiver or amendment of any other provision of the Loan Agreement, now or in the future.

            3. The Borrower and Industries certify to the Bank that there exists no breach, default or Event of Default under the Loan Agreement, Revolving Credit Note or other Financing Documents, nor any event which with the passage of time or giving of notice, or both, which would constitute such a breach, default, or Event of Default, nor shall the Lease or Lease Guaranty cause any breach, default or Event of Default under the Loan Agreement, Revolving Credit Note or other Financing Documents, including, without limitation, under Section
7.09 of the Loan Agreement.

            4. The Bank, Borrower and Industries hereby agree that Section 7.13 of the Loan Agreement is hereby amended by replacing the Periods and Amounts therein with the following:

                    Period                                Amount
                    ------                                ------

               9/29/95 - 6/27/96                       $29,265,000
               6/28/96 - 6/29/97                        31,400,000
               6/30/97 and thereafter                   34,000,000

            5. The Bank, Borrower and Industries agree that except as expressly modified herein, all of the terms of the Loan Agreement, Revolving Credit Note and the Financing Documents remain the same, and the Loan Agreement, Revolving Credit Note and the other Financing Documents to which the Borrower and Industries are parties remain the valid and binding obligations of the Borrower and Industries.

            6. The Borrower and Industries agree that they have no defense or offset to the Loan Agreement, Revolving Credit Note and the other Financing Documents, and have no claim or counterclaim against the Bank whatsoever.

            7. This Amendment of Revolving Credit Loan Agreement is contingent upon the Bank receiving (a) a Reaffirmation Agreement ("Reaffirmation Agreement") from Industries and the Guarantors in form and content acceptable to the Bank, reaffirming their respective obligations under the Guaranty and other Financing Documents, (b) certified copies of resolutions of the Boards of Directors of the Borrower, Industries and other Guarantors authorizing the execution, delivery and performance of this Amendment of Revolving Credit Loan Agreement and the Reaffirmation Agreement (c) certified copies of all documents executed in connection with the Lease and Lease Guaranty, which shall be subject to the approval of the Bank in its sole and absolute discretion. This Amendment of Revolving Credit Loan Agreement is further contingent upon the Bank and ChemLease Worldwide, Inc. entering into a subordination agreement acceptable to the Bank in its sole discretion.

            8. This Amendment of Revolving Credit Loan Agreement contains the entire agreement of the parties and supersedes any previous agreements or representations, oral or written, with respect to the subject matter hereof.

            9. This Amendment of Revolving Credit Loan Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            IN WITNESS WHEREOF, the Bank, Borrower and Industries have executed this Amendment of Revolving Credit Loan Agreement this day of December, 1995.



                                                  CHEMICAL BANK



                                            By: /s/Christopher G. Zimmerman
                                               -------------------------------
                                                  Christopher G. Zimmerman
                                                  Vice President



                                                  TII INTERNATIONAL, INC.



                                            By: /s/ Timothy J. Roach
                                               -------------------------------
                                                  Timothy J. Roach
                                                  President



                                                  TII INDUSTRIES, INC.



                                            By: /s/ Timothy J. Roach
                                               -------------------------------
                                                  President

                             REAFFIRMATION AGREEMENT


            WHEREAS, CHEMICAL BANK (the "Bank"), TII INTERNATIONAL, INC. ("Borrower") and TII INDUSTRIES, INC. ("Industries") entered into a $8,000,000 Revolving Credit Loan Agreement dated January 31, 1995 (the "Loan Agreement"); and

            WHEREAS, the Borrower desires to enter into a Three Million Five Hundred Thousand Dollar ($3,500,000) lease financing transaction with ChemLease Worldwide, Inc. (the "Lease"); and

            WHEREAS, in connection with the Lease, the Guarantors (other than Telecommunications Industries, Inc.) are required to guarantee the Lease (the "Lease Guaranty"); and

            WHEREAS, the Borrower has requested that the Bank consent to the Lease and Lease Guaranty; and

            WHEREAS, the Bank has agreed to release the Pledge Agreement between the Bank and TII International, Inc. dated January 31, 1995 (the "Release"); and

            WHEREAS, the Bank in consideration of consenting to the Lease and Lease Guaranty and granting the Release, has required an amendment to the Consolidated Tangible Net Worth Covenant in the Loan Agreement; and

            WHEREAS, the Bank, Borrower and Industries have entered into an Amendment of Revolving Credit Loan Agreement dated
December     , 1995 (the "Amendment");

            NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

            1. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

            2. The Guarantors hereby acknowledge and consent to the Amendment and the Release.

            3. The Guarantors hereby reaffirm all of their joint and several obligations under the Guaranty and other Financing Documents to which they are a party, and agree that the Guaranty and other Financing Documents to which they are a party are not altered, modified or affected in any way by the Amendment or Release.

            4. The Guarantors agree that they have no defense or offset against the Guaranty or other Financing Documents to which they are a party, and further agree that they have no claim or counterclaim against the Bank whatsoever.

            5.          This   Reaffirmation   Agreement   contains  the  entire
agreement   of  the  parties  and   supersedes   any  previous   agreements   or
representations, oral or written, with respect to the subject matter hereof.

            6. The Guarantors hereby certify to the Bank that there is no breach, default or Event of Default under the Guaranty or any of the other Financing Documents to which they are a party.

            7. This Reaffirmation Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            IN WITNESS WHEREOF, the Guarantors have executed this Reaffirmation Agreement this day of December, 1995.


                                                    TII INDUSTRIES, INC.


                                             By: /s/ Timothy J. Roach
                                                ------------------------
                                                    Timothy J. Roach
                                                    President


                                                    TII INDUSTRIES NC, INC.


                                             By: /s/ Timothy J. Roach
                                                ------------------------
                                                    Timothy J. Roach
                                                    President


                                                    TII DOMINICANA, INC.


                                             By: /s/ Timothy J. Roach
                                                ------------------------
                                                    Timothy J. Roach
                                                    President


                                                    TII ELECTRONICS, INC.


                                             By: /s/ Timothy J. Roach
                                                ------------------------
                                                    Timothy J. Roach
                                                    President






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








                                             TII CORPORATION



                                       By: /s/ Timothy J. Roach
                                          ------------------------
                                             Timothy J. Roach
                                             President


                                             TELECOMMUNICATIONS INDUSTRIES, INC.


                                       By: /s/ Timothy J. Roach
                                          ------------------------
                                             Timothy J. Roach
                                             President


                                             DITEL, INC.


                                       By: /s/ Timothy J. Roach
                                          ------------------------
                                             Timothy J. Roach
                                             Chairman of the Board of Directors


STATE OF NEW YORK)
                                                SS.:
COUNTY OF Suffolk)

            On this 27th day of December, 1995, before me personally came Timothy J. Roach, to me known, who, being by me duly sworn, did depose and say that he resides in St. James, New York; that he is the President of TII INDUSTRIES, INC., TII INDUSTRIES NC, INC., TII DOMINICANA, INC., TII ELECTRONICS, INC. and TII CORPORATION AND TELECOMMUNICATIONS INDUSTRIES, INC., the corporations described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors.


                                                /s/ Barbara Mikalinis

                                                Notary Public
                                                BARBARA A. MIKALINIS
                                                NOTARY PUBLIC, State of New York
                                                No. 4984489
                                                Qualified in Suffolk County
                                                Commission Expires July 22, 1997

STATE OF NEW YORK)
                                                SS.:
COUNTY OF Suffolk)

            On this 27th day of December, 1995, before me personally came Timothy J. Roach, to me known, who, being by me duly sworn, did depose and say that he resides in St. James, New York; that he is the Chairman of the Board of Directors of DITEL, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors.



                                                /s/ Barbara Mikalinis

                                                Notary Public
                                                BARBARA A. MIKALINIS
                                                NOTARY PUBLIC, State of New York
                                                No. 4984489
                                                Qualified in Suffolk County
                                                Commission Expires July 22, 1997

                                     RELEASE


            THIS RELEASE from CHEMICAL BANK, a New York banking corporation with offices at 395 North service Road, Suite 302, Melville, New York 11747-3142 (the "Bank") to TII INTERNATIONAL, INC., a Delaware corporation with its principal place of business at 1385 Akron Street, Copiague, New York 11726 (the "Pledgor").

            WHEREAS, the Bank, Pledgor and TII Industries, Inc. entered into a $8,000,000 Revolving Credit Loan Agreement dated January 31, 1995 (the "Loan Agreement"); and

            WHEREAS, in connection with the Loan Agreement, Pledgor and the Bank entered into a Pledge Agreement dated January 31, 1995 (the "Pledge Agreement"); and

            WHEREAS, the Bank has agreed to release the Pledge Agreement;

            NOW, THEREFORE, in consideration of the foregoing, the Bank hereby releases the Pledge Agreement, and agrees that the Pledgor shall have no obligations, duties or liabilities under the Pledge Agreement.

            In consideration of this Release, the Pledgor hereby certifies to the Bank that there is no breach, default or Event of Default under the Loan Agreement, Pledge Agreement or any other Financing Documents (as such term is defined in the Loan Agreement).

            IN WITNESS WHEREOF, the parties have executed this Release this day of December, 1995.



                                             CHEMICAL BANK



                                         By: /s/ Christopher G. Zimmerman
                                            ---------------------------------
                                             Christopher G. Zimmerman
                                             Vice President


                                             TII INTERNATIONAL, INC.



                                         By: /s/ Timothy J. Roach
                                            ---------------------------------
                                             Timothy J. Roach
                                             President